                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-A

               For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or (g) of the
                        Securities Exchange Act of 1934


                              E-STAMP CORPORATION
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


          Delaware                                       76-0518568
-----------------------------------         ------------------------------------
 (State of Incorporation)                   (I.R.S. Employer Identification No.)

2855 Campus Drive, Suite 100, San Mateo, CA                 94403
--------------------------------------------------------------------------------
(Address of principal executive  offices)                (ZIP Code)

If this form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the
following box.   [_]

If this form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General
Instruction A.(c)(2), please check the following box.   [_]

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), please check the following box.   [_]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

Securities Act registration statement file number to which this form relates (if applicable): 333-85359
             ---------

Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each class                        Name of each exchange on which
    to be so registered                        each class is to be registered

           None
-----------------------------                ___________________________________
_____________________________                ___________________________________


Securities to be registered pursuant to Section 12(g) of the Act:

                   Common Stock, par value $0.001 per share
--------------------------------------------------------------------------------
                               (Title of class)

________________________________________________________________________________
                               (Title of class)

Information Required in Registration Statement

Item 1.   Description of Registrant's Securities to be Registered

          Incorporated by reference to the "Description of Capital Stock" section of the Registrant's Registration Statement on Form S-1 (Commission File No. 333-85359) filed with the Securities and Exchange Commission on August 17, 1999, as amended (the "Form S-1 Registration Statement").

Item 2.   Exhibits

          The following exhibits are filed as part of this registration statement (all of which are incorporated by reference to the corresponding exhibit as filed with the Form S-1 Registration Statement):

          3.3 Form of Amended and Restated Certificate of Incorporation of Registrant.

          3.4  Form of Amended and Restated Bylaws of Registrant.

          4.1  Specimen Common Stock Certificate.

          10.7 Second Amended and Restated Investor Rights Agreement.

                                   Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: September 20, 1999             E-Stamp Corporation

                                      By: /s/ Robert H. Ewald
                                          --------------------------------------
                                          Robert H. Ewald
                                          President and Chief Executive Officer

                                      -3-